UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

DELUXE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651)483-7111

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	DLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 403 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 25, 2020, in response to the potential effect of the COVID-19 pandemic on revenue, the Board of Directors (the “Board”) of Deluxe Corporation (the “Company”) approved the implementation of a 20 percent salary reduction for all of the Company’s named executive officers for the second quarter of 2020, starting April 1, 2020 and through June 30, 2020.

In connection therewith, the Board approved the First Amendment (the “Amendment”) to the Employment Agreement, dated October 14, 2018, between the Company and Barry C. McCarthy (the “Employment Agreement”).

Pursuant to the Amendment, Mr. McCarthy’s base salary will be reduced by 20 percent for the second quarter of 2020, starting April 1, 2020 and through June 30, 2020. In addition, the Amendment clarifies that any incentive payments or payments upon termination will be calculated based on Mr. McCarthy’s regular base salary, without regard to the temporary pay reduction set forth in the Amendment.

A copy of the Amendment is filed as Exhibit 10.1 to this report.  The description of the Amendment set forth herein is subject in its entirety to the actual terms of the Amendment set forth on Exhibit 10.1 to this report.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to the Employment Agreement, dated October 14, 2018, between Deluxe Corporation and Barry C. McCarthy.
104	Cover page interactive data file (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2020

DELUXE CORPORATION

/s/ Jeffrey L. Cotter
Jeffrey L. Cotter
Chief Administrative Officer, Senior Vice President and General Counsel